InnerWorkings Announces Third Quarter 2017 Results
Record third quarter gross revenue and gross profit (net revenue)
Raising earnings guidance for 2017
Year-to-date new business awards now over $100 million

CHICAGO, IL - November 7, 2017 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today announced financial results for the three months ended September 30, 2017. For all Non-GAAP references below, please refer to the non-GAAP reconciliation tables at the end of this release for more information.

Financial and Business Highlights

•
Record gross revenue was $288.4 million in the third quarter, an increase of 3% compared with $280.0 million in the third quarter of 2016. Year-to-date gross revenue was $835.3 million, a 2% increase compared with $820.3 million in the prior period.

•
Record gross profit (net revenue) was $72.5 million, or 25.1% of gross revenue in the third quarter, a 7% increase compared to $67.8 million, or 24.2% of gross revenue, in the same period of last year. Year-to-date gross profit (net revenue) was $207.0 million, or 24.8% of gross revenue, an increase of 6% compared to the prior-year period.

•
Net income was $7.5 million or $0.14 per diluted share in the third quarter, compared to net income of $4.3 million or $0.08 per share in the third quarter of 2016. Year-to-date net income was $17.5 million or $0.32 per diluted share, compared to net income (loss) of $(0.7) million or $(0.01) per diluted share in the same period of 2016.

•
Record non-GAAP diluted earnings per share was $0.15 in the third quarter, an increase of 46% compared to $0.11 in the third quarter of 2016. Year-to-date non-GAAP diluted earnings per share was $0.35, a 34% increase compared to $0.26 in the same period of 2016.

•
Record non-GAAP adjusted EBITDA was $18.8 million in the third quarter, reflecting 11% growth as compared to $16.9 million in the third quarter of 2016. Year-to-date non-GAAP adjusted EBITDA was $47.7 million, an increase of 10% compared to $43.4 million in the same period of 2016.

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Non-GAAP adjusted EBITDA as a percentage of gross profit (net revenue) was 25.9% in the third quarter and 23.0% year to date, compared to 25.0% in the third quarter of 2016 and 22.3% for the first nine months of 2016.

•	InnerWorkings has continued to sign new enterprise contracts in recent months, bringing the year-to-date cumulative total to more than $100 million of annual gross revenue at full run-rate.

•	The largest of the new wins during the third quarter is a partnership with a Detroit-based financial services firm to manage the company's direct marketing and creative services execution.

“The investments we have made to build our global capabilities and technology platform are paying off in a meaningful way,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “Our large backlog of new business awards and pipeline of pursuits position us well for 2018 and beyond.”

“We are continuing to improve our mix of high value-add services leading to stronger net revenue and profit performance,” said Jeffrey P. Pritchett, Chief Financial Officer of InnerWorkings. “We expect 2017 to be another record year on both the top and bottom line.”

Outlook
The Company is raising its 2017 guidance for non-GAAP diluted earnings per share to be $0.47 to $0.50, compared to prior guidance of a range of $0.46 to $0.49. InnerWorkings is maintaining its 2017 gross revenue guidance to range between $1.115 billion and $1.145 billion and non-GAAP adjusted EBITDA to be between $65.0 million and $68.0 million.

Conference Call
Eric D. Belcher, Chief Executive Officer, and Jeffrey P. Pritchett, Chief Financial Officer, will host a conference call to discuss the results today at 4:30 p.m. Central time (5:30 p.m. Eastern time).
The phone number to access the conference call is (877) 771-7024. A live audio webcast of the call will be available through InnerWorkings’ website at http://investor.inwk.com/events.cfm. A replay of the webcast will be available later today at the same location.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP adjusted EBITDA and non-GAAP diluted earnings per share. We believe these measures provide useful information to investors because they provide further insights into the Company's financial performance. These measures are also used by management in its financial and operational decision-making and evaluation of overall performance. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the reconciliation of non-GAAP adjusted EBITDA and non-GAAP diluted earnings per share included in this release.
The Company has not quantitatively reconciled its guidance for non-GAAP adjusted EBITDA or non-GAAP diluted earnings per share to their most comparable GAAP measure because the Company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the Company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the nearest GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s results.
Forward-Looking Statements
This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K.
About InnerWorkings
InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is headquartered in Chicago, IL and employs approximately 1,900 individuals to support global clients in the execution of multi-faceted brand campaigns in every major market around the world. InnerWorkings serves many industries, including: retail, financial services, hospitality, consumer packaged goods, nonprofit, healthcare, food & beverage, broadcasting & cable, automotive, and transportation. For more information visit: www.inwk.com.
CONTACT:
Bridget Freas
InnerWorkings, Inc.
312.589.5613
bfreas@inwk.com

Condensed Consolidated Statement of Comprehensive Income (Loss)
(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenue	$288,386	$279,993	$835,306	$820,286
Cost of goods sold	215,867	212,212	628,282	625,465
Gross profit	72,519	67,781	207,024	194,821
Operating expenses:
Selling, general and administrative expenses	57,134	52,601	165,647	155,511
Depreciation and amortization	3,317	5,066	9,403	14,382
Change in fair value of contingent consideration	(167)	788	677	9,975
Restructuring and other charges	—	466	—	4,433
Income from operations	12,235	8,860	31,297	10,520
Other income (expense):
Interest income	31	26	77	63
Interest expense	(1,198)	(1,191)	(3,239)	(3,252)
Other, net	427	(114)	(962)	16
Total other expense	(740)	(1,279)	(4,123)	(3,173)
Income before income taxes	11,495	7,581	27,173	7,347
Income tax expense	3,967	3,240	9,694	8,023
Net income (loss)	$7,528	$4,341	$17,479	$(676)

Basic earnings (loss) per share	$0.14	$0.08	$0.32	$(0.01)
Diluted earnings (loss) per share	$0.14	$0.08	$0.32	$(0.01)

Weighted-average shares outstanding – basic	53,964	53,818	53,962	53,536
Weighted-average shares outstanding – diluted	55,189	54,772	55,127	53,536

Condensed Consolidated Balance Sheet

(In thousands)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,682	$30,924
Accounts receivable, net of allowance for doubtful accounts of $2,692 and $2,622, respectively	203,306	182,874
Unbilled revenue	50,130	32,723
Inventories	48,744	31,638
Prepaid expenses	22,018	18,772
Other current assets	31,850	24,769
Total current assets	383,730	321,700
Property and equipment, net	37,212	32,656
Intangibles and other assets:
Goodwill	206,704	202,700
Intangible assets, net	28,745	31,538
Deferred income taxes	1,432	1,031
Other assets	1,312	1,374
Total intangibles and other assets	238,193	236,642
Total assets	$659,135	$590,999
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$129,600	$121,289
Current portion of contingent consideration	—	19,283
Accrued expenses	32,994	30,068
Other liabilities	43,296	35,049
Total current liabilities	205,890	205,688
Revolving credit facility	149,184	107,468
Deferred income taxes	9,834	11,291
Other long-term liabilities	1,958	1,926
Total liabilities	366,866	326,374
Commitments and contingencies (See Note 10)
Stockholders' equity:
Common stock, par value $0.0001 per share, 200,000 and 200,000 shares authorized, 63,964 and 63,391 shares issued, and 54,037 and 54,088 shares outstanding, respectively	6	6
Additional paid-in capital	232,979	224,480
Treasury stock at cost, 9,927 and 9,303 shares, respectively	(54,938)	(49,458)
Accumulated other comprehensive loss	(12,772)	(20,799)
Retained earnings	126,994	110,397
Total stockholders' equity	292,269	264,625
Total liabilities and stockholders' equity	$659,135	$590,999

Condensed Consolidated Statement of Cash Flows
(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2017	2016

Cash flows from operating activities
Net income	$17,479	$(676)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	9,403	14,382
Stock-based compensation expense	5,296	4,097
Deferred income taxes	(82)	677
Bad debt provision	268	1,433
Change in fair value of contingent consideration	677	9,975
Other operating activities	157	157
Change in assets:
Accounts receivable and unbilled revenue	(38,108)	(12,798)
Inventories	(17,106)	(12,050)
Prepaid expenses and other assets	(10,401)	3,574
Change in liabilities:
Accounts payable	8,312	(40,264)
Accrued expenses and other liabilities	11,722	7,861
Net cash used in operating activities	(12,383)	(23,632)

Cash flows from investing activities
Purchases of property and equipment	(10,274)	(10,502)
Net cash used in investing activities	(10,274)	(10,502)

Cash flows from financing activities
Net borrowings from revolving credit facility	42,258	34,722
Net short-term secured borrowings	633	(820)
Repurchases of common stock	(10,041)	—
Payments of contingent consideration	(15,345)	(11,008)
Proceeds from exercise of stock options	1,824	2,002
Other financing activities	(850)	(680)
Net cash provided by financing activities	18,479	24,216

Effect of exchange rate changes on cash and cash equivalents	936	(50)
(Decrease) increase in cash and cash equivalents	(3,242)	(9,968)
Cash and cash equivalents, beginning of period	30,924	30,755
Cash and cash equivalents, end of period	$27,682	$20,787

Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Diluted Earnings Per Share
(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$7,528	$4,341	$17,479	$(676)
Income tax expense	3,967	3,240	9,694	8,023
Interest income	(31)	(26)	(77)	(63)
Interest expense	1,198	1,191	3,239	3,252
Other, net	(427)	114	962	(16)
Depreciation and amortization	3,317	5,066	9,403	14,382
Stock-based compensation expense	2,375	1,740	5,296	4,097
Change in fair value of contingent consideration	(167)	788	677	9,975
Restructuring and other charges	—	466	—	4,433
Business development realignment	$715	$—	$715	$—
Professional fees related to ASC 606 implementation	$300	$—	$300	$—
Non-GAAP Adjusted EBITDA	$18,775	$16,920	$47,688	$43,407

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$7,528	$4,341	$17,479	$(676)
Change in fair value of contingent consideration	(167)	788	677	9,975
Czech exit from exchange rate commitment, net of tax	—	—	294	—
Restructuring and other charges, net of tax	—	382	—	3,964
Realignment-related income tax charges	—	263	—	898
Business development realignment, net of tax	$875	$—	$875	$—
Professional fees related to ASC 606 implementation, net of tax	204	—	204	—
Adjusted net income	$8,440	$5,774	$19,529	$14,162
Weighted-average shares outstanding, diluted	$55,189	$54,772	$55,127	$54,359
Non-GAAP Diluted Earnings Per Share	$0.15	$0.11	$0.35	$0.26